Exhibit 4.4.10
SUPPLEMENTAL INDENTURE


Dated as of May 1, 1998


To

First Mortgage Indenture and Deed of Trust

Dated as of August 1, 1954



WESTERN MASSACHUSETTS ELECTRIC COMPANY

TO

STATE STREET BANK AND TRUST COMPANY, Trustee


1998 Series A Bonds, Due June 1, 1999

WESTERN MASSACHUSETTS ELECTRIC COMPANY


Supplemental Indenture, Dated as of May 1, 1998

	EIGHTY-SECOND SUPPLEMENTAL INDENTURE dated as of the first day of May, 1998, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 (hereinafter generally called the "Company" or "WMECO"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as successor to The First National Bank of Boston, as TRUSTEE under the Mortgage Indenture described below, with its principal corporate trust office at Two International Place, 4th Floor, Boston, MA 02110 (said State Street Bank and Trust Company or, as applied to action antedating the effective date of said succession, said The First National Bank of Boston, or its predecessor by merger, Old Colony Trust Company, being hereinafter generally called the Trustee).

	WITNESSETH that:

	WHEREAS, the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust [1] dated as of
August 1, 1954 (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto being hereinafter generally called the Indenture), conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

[1] For details as to the filing and recording of this instrument in Massachusetts, see Schedule C.

	WHEREAS, there are outstanding $385,000,000 aggregate principal amount of First Mortgage Bonds which have been issued at various times and in various amounts and with various dates of maturity and rates of interest and have been denominated Series V, Series W, Series X, Series Y, 1997 Series A and 1997 Series B; and

	WHEREAS, in order to provide a single, comprehensive, efficient framework for the financing of nuclear fuel for Millstone 1 and Millstone 2, as well as The Connecticut Light and Power Company's ("CL&P") and WMECO's (together with CL&P, the "Companies") approximately 65.172% ownership interest in the nuclear fuel for Millstone 3, the Companies entered into arrangements with Bankers Trust Company, not in its individual capacity but solely as trustee (the "NBFT Trustee") of the Niantic Bay Fuel Trust
(the "Trust") which was specially created for the purpose of such financing pursuant to a Trust Agreement dated as of January 4, 1982 as amended and restated as of February 11, 1992 (the "Trust Agreement") among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association, (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor (the "Trustor"), and CL&P, WMECO and The Hartford Electric Light Company (which merged with and into CL&P on June 30, 1982), as beneficiaries;

	WHEREAS, pursuant to a Nuclear Fuel Lease Agreement (the "Lease Agreement) dated as of January 4, 1982, as amended and restated as of February 11, 1992, between CL&P and WMECO, The Hartford Electric Light Company, and the NBFT Trustee, the Companies have assigned to the NBFT Trustee all of their right, title, and interest in and to all or part of certain nuclear fuel contracts and nuclear fuel and the NBFT Trustee, in turn, has agreed to either reimburse the Companies for payments made to contractors under the assigned nuclear fuel contracts or to make such payments directly to the contractors;

	WHEREAS, as part of the nuclear fuel financing arrangements for the Millstone Units, the NBFT Trustee entered into a revolving credit facility (the "Facility") with a syndicate of banks which, pursuant to its terms, was scheduled to expire on February 19, 1998 and, in connection therewith, a credit agreement dated as of February 11, 1992, as amended pursuant to a First Amendment dated as of April 30, 1993 and a Second Amendment dated as of May 12, 1995, with each of the financial institutions party thereto, and The First National Bank of Chicago (the "Bank Agent"), as agent for such financial institutions (as so named and as it may have been otherwise supplemented, amended or modified through the date hereof the "Current Credit Agreement", and together with any replacement thereof, the "Credit Agreement");

	WHEREAS, in order to induce the banks to extend the Facility through July 31, 1998, the Companies were required to agree to provide additional collateral, equal to 50 percent of the banks' commitment under the Facility, by May 1, 1998 in the form of first mortgage bonds, as set forth in a Third Amendment and Waiver to Credit Agreement dated as of February 19, 1998
(the "Amendment");

	WHEREAS, to satisfy the requirements under the Amendment and to meet a contractual requirement that the holders of the Trust's Intermediate Term Notes (the "IT Notes") are entitled to equal treatment with the banks, WMECO agreed, by appropriate and sufficient corporate action in conformity with the provisions of the Indenture to create a further series of bonds (hereinafter generally referred to as the "1998 Series A Bonds" or the "bonds of 1998 Series A"), limited in principal amount to $17,300,000 to be issued to secure WMECO's obligations under the Lease Agreement and to be assigned by the NBFT Trustee to The First National Bank of Chicago as Collateral Agent and Pledgee (the "Collateral Agent") under a certain Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992, (the "Security Agreement") between the NBFT Trustee and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Secured Parties"). The 1998 Series A Bonds shall consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of WMECO and expressed in this Supplemental Indenture, including terms and provisions with respect to maturity, interest payment, interest rate and repayment as provided herein. Such fully registered bonds and the Trustee's certificate of authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof;

	WHEREAS, WMECO proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 1998 Series A and to confirm the lien of the Indenture on the property referred to below, all as permitted by Section 3.04 of the Indenture; and

	WHEREAS, the Company, pursuant to resolutions duly and legally adopted by its Board of Directors at a meeting duly called and held for the purpose, has duly authorized the execution and delivery of this Eighty-Second Supplemental Indenture and the issue of the 1998 Series A Bonds in the aggregate principal amount not exceeding $17,300,000; and

	WHEREAS, the issue of the 1998 Series A Bonds in said aggregate principal amount not exceeding $17,300,000 and the execution and delivery of this Eighty-Second Supplemental Indenture have been duly approved to the extent required by law by the Department of Telecommunications and Energy of said Commonwealth and by the Department of Public Utility Control of the State of Connecticut; and

	WHEREAS, all requirements of law and of the articles of organization, as amended, and of the by-laws of WMECO, including all requisite action on the part of directors and officers, and all things necessary to make the 1998
Series A Bonds, when duly executed by WMECO and delivered, the valid, binding, and legal obligations of WMECO, and the covenants and stipulations herein contained valid and binding obligations of WMECO, have been done and performed, and the execution and delivery hereof have been in all respects duly authorized; and

	NOW, THEREFORE, THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
In consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance by the registered owners thereof of the 1998 Series A Bonds at any time issued hereunder, and of one dollar ($1) duly paid to the Company by the Trustee and for other good and valuable considerations, the receipt whereof at or before the ensealing and delivery of these presents is hereby acknowledged, and in confirmation of and supplementing the Indenture, and in the performance and observance of the provisions thereof, and in order to establish the form and characteristics of the 1998 Series A Bonds, and to secure the payment of the principal of and premium, if any, and interest, if any, on all Bonds from time to time outstanding under the Indenture according to their tenor and effect, and to secure the performance and observance of all the covenants and conditions contained therein and in this Eighty-Second Supplemental Indenture, the Company has executed and delivered this Eighty-Second Supplemental Indenture, and does hereby confirm the conveyance, transfer, assignment, and mortgage of the franchises and properties as set forth in the Original Indenture and in all supplemental indentures prior hereto, excepting only such as have been released in accordance with Article VII of the Indenture and has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, and confirmed, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, and confirm unto State Street Bank and Trust Company, as Trustee, as provided in the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, all and singular the franchises and properties of the Company of the character described and defined in the Original Indenture as Mortgaged Property (including all and singular such franchises and properties which may hereafter be acquired by the Company) acquired after the execution of the Original Indenture including all real property conveyed to the Company prior to the date hereof, including, but not limited to, the property set forth in Schedule B appended hereto, subject, however, to Permitted Encumbrances and to any mortgages or other liens or encumbrances thereon of the character described in Section 4.10 of the Indenture existing at the time of the acquisition of such franchises and properties by the Company or created contemporaneously to secure or to raise a part of the purchase price thereof and to any renewals or extensions of such Permitted Encumbrances, mortgages or other liens or encumbrances.

	There is furthermore expressly excepted and excluded from the lien and operation of this Eighty-Second Supplemental Indenture, and from the definition of the Mortgaged Property, all the property of the Company described in clauses A to J, both inclusive, of the granting clauses of the Original Indenture, whether owned at the time of the execution of this Eighty-Second Supplemental Indenture or thereafter acquired by it.

	TO HAVE AND TO HOLD all and singular the above described franchises and properties unto the said State Street Bank and Trust Company, as Trustee under the Indenture, its successors in the trusts thereof and hereof, and its and their assigns, to its and their own use forever.

	BUT IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture for the equal pro rata benefit, security, and protection of the bearers or registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, without any discrimination, preference, priority, or distinction of any Bond or coupon over any other
Bond or coupon by reason of series, priority in the time of issue, sale, or negotiation thereof, or otherwise howsoever, except as otherwise provided in the Indenture;

	PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and the premium, if any, and interest, if any, on the Bonds outstanding under the Indenture at the times and in the manner stipulated therein and in the Indenture and shall keep, perform, and observe all and singular the covenants and promises in said Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then this Eighty-Second Supplemental Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XV of the Original Indenture, cease, determine and be void, but only if the Indenture shall have ceased, determined and become void, as therein provided, otherwise to be and remain in full force and effect.

ARTICLE I

DESCRIPTION AND ISSUE OF THE 1998 SERIES A BONDS

	Section 1.01. Designation; Amount; Form of Bonds of 1998 Series A. The 1998 Series A Bonds and the certificate of authentication of the Trustee upon said Bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto, with such changes therein as shall be approved by the Company and the Trustee. The 1998 Series A Bonds shall be designated as the First Mortgage Bonds, 1998 Series A, due June 1, 1999 of the Company, shall be issuable in the aggregate principal amount not exceeding seventeen million three hundred thousand dollars ($17,300,000) and no more except as provided in Section 2.13 of the Original Indenture.
The Bonds shall be issued in fully registered form in denominations of one thousand dollars ($1,000) and any multiple thereof, and shall be redeemable in the manner provided in Section 1.05 of this Eighty-Second Supplemental Indenture. Notwithstanding the provisions of Section 2.11 of the Original Indenture, no charge, except for taxes or governmental charges, shall be made by the Company upon any registration of transfer or exchange of the 1998 Series A Bonds.

	Section 1.02. Provisions of Bonds of 1998 Series A; Interest Accrual. The bonds of 1998 Series A shall mature on June 1, 1999 and shall bear interest at the Lease Rate (as defined below), as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event (as defined below); provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 6.89% per annum; and shall be payable both as to principal and interest at the office or agency of WMECO in the Borough of Manhattan, New York, New York, in any coin or currency of the United
States of America which at the time of payment is legal tender for the payment of public and private debts. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event, specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest on the outstanding 1998 Series A Bonds shall be due and payable on demand, provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of such Accelerating Event. Interest on the outstanding 1998 Series A Bonds shall cease to accrue following the discontinuance of any such Accelerating Event as evidenced by a written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest on the outstanding 1998 Series A Bonds that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter.

	Except as specified in the preceding paragraph, no interest shall accrue or be payable on the 1998 Series A Bonds.

	An "Accelerating Event" shall be deemed to have occurred on any date on which the Event of Default (as defined in the Security Agreement) shall have occurred and be continuing.

	An "Insolvency Event" shall be deemed to have occurred on any date an Event of Default described in Section 7.1.1 or 7.1.2 of the Current Credit Agreement or an Event of Default of the same nature described in any Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall have occurred and be continuing.

	The term "Lease Rate" shall mean for any day, that rate sufficient to generate interest due on the outstanding 1998 Series A Bonds for such day in an aggregate amount equal to that portion of the Daily Lease Charge (as defined in the Lease Agreement) for such day which is the obligation of WMECO under the Lease Agreement, but in no event shall such rate exceed 6.89% per annum. From time to time following the occurrence of an Accelerating Event, WMECO at the request of the Collateral Agent, shall certify to the Collateral Agent, the Trustee and the NBFT Trustee the applicable Lease Rate for each day of the period covered by such certificate.

	If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Notes shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

	Anything in the Indenture, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of WMECO to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and WMECO shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the Secured Obligations (as defined in the Security Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of the Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture. The Trustee shall be entitled to rely on written notice from the Collateral Agent that no Event of Default has occurred and is continuing under the Security Agreement.

	Notwithstanding the provisions of Section 2.01 and Section 2.12 of the Original Indenture, each bond of 1998 Series A shall be dated as of May 1, 1998 and shall bear interest on the principal amount thereof as provided herein.

	Notwithstanding the provisions of Section 2.12 of the Original Indenture, the person in whose name any bond of 1998 Series A is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of the bonds of 1998 Series A not less than ten (10) days preceding such record date, which record date shall not be more than five (5) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the day next preceding such interest payment date, or if such day shall not be a Business Day, the next preceding day which shall be a Business Day.

	Section 1.03. Transfer and Exchange of the 1998 Series A Bonds; Agent as Registered Holder; Restriction on Transfer of 1998 Series A Bonds.
The bonds of 1998 Series A may be surrendered for registration of transfer as provided in the Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 1998 Series A of other authorized denominations. Pursuant to provisions of Section
2.07 of the Original Indenture, the Company appoints State Street Bank and Trust Company, N.A. and its successors as the agency of the Company in the Borough of Manhattan, City of New York, New York, for the registration of transfer and exchange of the 1998 Series A Bonds.

	The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent under the Security Agreement for the ratable benefit of the Secured Parties named in the Security Agreement and, anything in the Indenture, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement.

	Section 1.04. Conditions under which the 1998 Series A Bonds Not Entitled to Benefits of Indenture. Anything in the Indenture, this Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, (i) the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the amount of the Secured Obligations (as defined in the Security Agreement) as determined at such time; (ii) at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of the amount of such Secured Obligations as determined at such time; and (iii) to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Collateral Agent nor the Secured Parties (as defined in the Security Agreement) shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture.

	Section 1.05. No Redemption. The bonds of 1998 Series A shall not be redeemable.

	Section 1.06.Issuance of Bonds Against Bonds to be Retired or Redeemed. Each initial and successive holder of any bond of the 1998 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies Section 3.04(h) of the Original Indenture to read as follows:

		(h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for
Cancellation of which said Bonds are then to be issued and (ii) such
Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

ARTICLE II

DIVIDEND COVENANT

	Section 2.01 Dividend Covenant. This Eighty-Second Supplemental Indenture imposes no additional restrictions on the Company's right to declare or pay any dividends or make any other distributions on or in respect of its common stock or to purchase or otherwise acquire for a consideration any shares of its common stock beyond those created by prior supplemental indentures and those in the Company's preferred stock provisions, by-laws and those otherwise required by law.

ARTICLE III

REPAYMENT OF THE 1998 SERIES A BONDS

	Section 3.01. Repayment Upon Reduction of Aggregate Commitment Under the Facility. Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to 19% of the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement shall be deemed paid and all obligations of WMECO hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

ARTICLE IV

THE TRUSTEE

	Section 4.01. Trustee. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

ARTICLE V

DEFEASANCE

	Section 5.01. Defeasance. This Eighty-Second Supplemental Indenture shall become void when the Indenture shall be void.

ARTICLE VI

MISCELLANEOUS PROVISIONS

	Section 6.01.  Effect of Recitals

The recitals in this Eighty-Second Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Eighty-Second Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Supplemental Indenture, except as expressly set forth in the Original Indenture.
The Trustee shall not be taken impliedly to waive by this Eighty-Second Supplemental Indenture any right it would otherwise have as provided in the Original Indenture, this Eighty-Second Supplemental Indenture shall hereafter form a part of the Indenture.

	Section 6.02. Counterparts. This Eighty-Second Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

	Section 6.03. Benefits of Supplemental Indenture and 1998 Series A Bonds. Nothing in this Supplemental Indenture, or in the bonds of 1998
Series A, expressed or implied, is intended or shall be construed to give to any person or corporation other than WMECO, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of WMECO, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture.

	Section 6.04.  Effect of Table of Contents and Headings.
The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

	Section 6.05. Payment Due on Holidays. If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in this Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.


IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be hereto affixed and attested by its Clerk or an Assistant Clerk, and said State Street Bank and Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

	WESTERN MASSACHUSETTS ELECTRIC COMPANY


	By:
	/s/John B. Keane
	Vice President and Treasurer

	and by
	/s/David R. McHale
	Assistant Treasurer

Attest:

/s/O. Kay Comendul
Clerk or Assistant Clerk

Signed, sealed and delivered by
Western Massachusetts Electric
Company in our presence:

/s/Tracy A. DeCredico


STATE OF CONNECTICUT
COUNTY OF HARTFORD	BERLIN

On this 27 th day of  April in the year 1998 before me personally came
John B. Keane and David R. McHale, to me personally known, who being by me duly sworn did depose and say that they are respectively a Vice President and an Assistant Treasurer of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their names thereto by like authority; and they acknowledged said instrument to be their free act and deed in their said respective capacities and the free act and deed of Western Massachusetts Electric Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Berlin, in said State, the day and year first above written.

	/s/Carole J. Kobrzycki
	Notary Public for the
	State of Connecticut
My commission expires 1/31/2003

(NOTARIAL SEAL)

	STATE STREET BANK AND TRUST COMPANY, Trustee


	By/s/Ruth A. Smith
		Authorized Officer

Signed, sealed and delivered by		(CORPORATE SEAL)
State Street Bank and Trust
Company in our presence:

/s/witness
/s/witness


COMMONWEALTH OF MASSACHUSETTS
	BOSTON
COUNTY OF SUFFOLK

	On this 20 th day of April in the year 1998 before me personally came Ruth A. Smith to me personally known, who being by me duly sworn did depose and say that he is an Vice President of State
Street Bank and Trust Company one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in his said capacity and the free act and deed of State Street Bank and Trust Company.

	IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Boston in said Commonwealth, the day and year first above written.

/s/Rose Marie Mogauro
Notary Public for the
Commonwealth of Massachusetts

My commission expires:  1/14/2005

(NOTARIAL SEAL)


Schedule A

(FORM OF BOND)

No. R-1	$17,300,000

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, 1998 Series A, due June 1, 1999



	FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the Company) hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO, or registered assigns, in each case as Pledgee and Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement referred to on the reverse hereof), the principal sum of $17,300,000 or, if less, 19% of the aggregate Secured Obligations (as defined in the Security Agreement referred to on the reverse hereof) outstanding on June 1, 1999 or any date on or before June 1, 1999 on which the principal hereof becomes due and payable. The Company further agrees to pay interest on said sum at the Lease Rate (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Indenture referred to on the reverse hereof) as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event; provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 6.89% per annum. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest hereon shall be due and payable on demand; provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of an Accelerating Event. Interest hereon shall cease to accrue following the discontinuance of the Accelerating Event as evidenced by written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest hereon that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter. The bonds of 1998 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1998 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Notes shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

	Anything in the Indenture referred to on the reverse hereof, the supplemental indenture establishing the terms and conditions of bonds of this Series (the "Supplemental Indenture") or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and the Company shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the amount of the Secured Obligations (as defined in the Security Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture. The Trustee shall be entitled to rely on written notice from the Collateral Agent that no Event of Default has occurred and is continuing under such Security Agreement. By its acceptance of this Bond, the Collateral Agent agrees upon request of the Company to provide such notice to the Trustee so long as no Event of Default has occurred and is continuing.

	Each installment of interest hereon shall be payable to the person who shall be the registered owner of this Bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such date shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

	Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and the registration of transfer and exchangeability of this Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

	This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by State Street Bank and Trust Company (hereinafter with its successors as defined in the Indenture, generally called the Trustee), or by such a successor.

	IN WITNESS WHEREOF, Western Massachusetts Electric Company has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated as of 			, 1998.


WESTERN MASSACHUSETTS ELECTRIC COMPANY


By
By

CERTIFICATE OF AUTHENTICATION

	This Bond is one of the First Mortgage Bonds, 1998 Series A, due June 1, 1999, described and provided for in the within mentioned Indenture.


STATE STREET BANK AND TRUST COMPANY


By:
Authorized Signatory


[FORM OF BOND]

[REVERSE]

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, 1998 Series A


	The Bond is one of a series of Bonds in fully registered form known as the "First Mortgage Bonds, 1998 Series A, due June 1, 1999" of the Company, limited to seventeen million three hundred thousand dollars ($17,300,000) in aggregate principal amount (except as provided by the terms of Section2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now State Street Bank and Trust Company, successor Trustee) as Trustee, dated as of August 1, 1954 (herein as amended by a First
Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Eighty-Second Supplemental Indenture dated as of May 1, 1998, being herein generally called the Indenture) and said Eighty-Second Supplemental Indenture, an executed counterpart of each of which is on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture establishing the terms and conditions of the bonds of this Series shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay the principal of and interest on this Bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of an event of default as in the Indenture provided or if any amounts due under the Credit Agreement (as such term is defined in the Security Agreement) or any IT Note Agreement (as such term is defined in the Security Agreement referred to below) shall become, or the Bank Agent or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or such IT Note Agreement, to be forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be.

	This Bond, together with all other Bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to the Lease Agreement, it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the amount of the Secured Obligations (as defined in the Security Agreement referred to below) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of the amount of the Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture.

	The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent
(the "Collateral Agent") under the Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992 between Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust which was created pursuant to a Trust Agreement dated as of January 4, 1982, as amended and restated as of February 11, 1992 among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of the Connecticut Bank and Trust Company, National Association), as Trustor and the Company, The Connecticut Light & Power Company ("CL&P") and
The Hartford Electric Light Company (which merged with and into CL&P on June
30, 1982), as beneficiaries, and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Security Agreement").
Anything in the Indenture, the Supplemental Indenture or any bond of 1998
Series A to the contrary notwithstanding, the bonds of 1998 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

	Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to 19%
of the amount by which the principal amount of the then outstanding 1998
Series A Bonds held by the Collateral Agent exceeds the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of WMECO hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

	This Bond is exchangeable at the option of the registered owner hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

	The 1998 Series A Bonds shall not be redeemable.

	The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding
(except Bonds held by or for the benefit of the Company), including, if more than one Series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

	Each initial and successive holder of any bond of the 1998 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies Section 3.04(h) of the Original Indenture to read as follows:

		(h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for
Cancellation of which said Bonds are then to be issued and (ii) such
Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

	If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

	If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1998 Series A, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1998 Series A.

	No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof, or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.


Schedule B

	All of the following real estate and rights in real estate, the titles to the various sites being those acquired by the Company by the respective deeds below mentioned.

NONE


Schedule C
(NOT INCLUDED)

	Detail of Filing and Recording of First Mortgage Indenture and Deed Trust dated as of August 1, 1954 in Massachusetts.